Exhibit 99.3
INFINERA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following sets forth certain unaudited pro forma condensed combined financial information giving effect to the planned acquisition of Telecom Holding Parent LLC, a Delaware limited liability company and subsidiaries (collectively, “Coriant”) by Infinera Corporation, a Delaware corporation (“Infinera”). The following unaudited pro forma condensed combined financial information presents the historical condensed combined financial statements of Infinera and Coriant after giving effect to Infinera’s acquisition of Coriant (the “Acquisition”) and the offering of Convertible Senior Notes (the “Offering”) based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. Infinera refers to the Acquisition and the Offering transactions collectively as the “Transactions.”
The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the planned Transactions as if they had been consummated on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 and for the year ended December 30, 2017 gives effect to the Transactions as if they had been consummated on January 1, 2017, the beginning of Infinera’s most recently completed fiscal year.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma adjustments reflecting the Acquisition have been prepared in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, “Business Combinations,” and reflect the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on a preliminary estimate of fair values, using available information and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized and will be based on the valuation as of the actual closing date of the Acquisition. The unaudited pro forma adjustments related to the Offering are preliminary in nature and reflect Infinera’s best estimates of the proceeds and related interest assumptions at the time of the preparation of this unaudited pro forma condensed combined financial information. Adjustments to these preliminary estimates are expected to occur and these adjustments could have a material impact on the accompanying unaudited pro forma condensed combined financial information.
The historical condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the operating results. The unaudited pro forma condensed combined financial information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements and in conjunction with the following:

•
Infinera’s unaudited historical condensed consolidated financial statements included in Infinera’s Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2018 filed with the SEC on August 8, 2018 (the “Quarterly Report”);

•	the unaudited historical condensed consolidated financial statements of Coriant as of and for the six months ended June 30, 2018 filed with the SEC on September 5, 2018;

•
Infinera’s audited historical consolidated financial statements included in Infinera’s Annual Report on Form 10-K as of and for the year ended December 30, 2017 as filed with the SEC on February 28, 2018 (the “Annual Report”); and

•	the audited historical consolidated financial statements of Coriant as of December 31, 2016 and 2017 and for the years ended December 31, 2015, 2016 and 2017 filed with the SEC on September 5, 2018.

The unaudited pro forma adjustments are based on preliminary estimates and are not necessarily indicative of or intended to represent the results that would have been achieved had the Transactions been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the Transactions may differ significantly from those that are reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including the effects of applying final purchase accounting, the incremental costs incurred to integrate the two companies, and the final terms and interest rate for the Offering. Additionally, the Offering that is anticipated to finance the Acquisition is included in the unaudited condensed combined pro forma financial information reflecting the terms and rates Infinera expects to achieve based on current market rates. The actual terms of the Offering will be subject to market conditions. In addition, this unaudited pro forma condensed combined financial information should be read together with the information under “Risk Factors” in the Quarterly Report and the Annual Report. The unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the Acquisition. The unaudited pro forma adjustments are based upon available information and certain assumptions that Infinera believes are reasonable under the circumstances. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

INFINERA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2018
(in millions)

	Historical		Pro Forma
	Infinera (as reported)	Coriant (as adjusted)	Acquisition Adjustments	Notes	Financing Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$63	$23	$(163)	(a)	$338	(r)	$261
Short-term investments	59	—	—		—		59
Accounts receivable, net of allowance for doubtful accounts	148	159	2	(b)	—		309
Inventory	219	123	12	(c)	—		354
Prepaid expenses and other current assets	46	47	(3)	(d)	—		90
Total current assets	535	352	(152)		338		1,073
Property, plant and equipment, net	137	161	(104)	(e)	—		194
Intangible assets, net	72	23	204	(f)	—		299
Goodwill	179	—	36	(g)	—		215
Long-term investments	7	—	—		—		7
Other non-current assets	11	42	(13)	(h)	—		40
Total assets	$941	$578	$(29)		$338		$1,828
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80	$135	$10	(b)	$—		$225
Accrued expenses	48	91	(11)	(i)	—		128
Accrued compensation and related benefits	44	20	—		—		64
Short-term debt, net	—	106	(106)	(j)	—		—
Accrued warranty	14	5	—		—		19
Deferred revenue	55	21	(3)	(k)	—		73
Total current liabilities	241	378	(110)		—		509
Accrued warranty, non-current	17	4	—		—		21
Deferred revenue, non-current	15	45	(6)	(k)	—		54
Deferred tax liability	16	1	29	(l)	—		46
Other long-term liabilities	15	51	30	(m)	—		96
Long-term debt	—	—	—		261	(s)	261
Long-term shareholder loans	—	430	(430)	(n)	—		—
Long-term financing lease obligation	—	186	(176)	(o)	—		10
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding
Common stock, $0.001 par value
Authorized shares – 500,000 as of June 30, 2018
Issued and outstanding shares – 152,940 as of June 30, 2018	—	—	—		—		—
Additional paid-in capital	1,450	358	(228)	(p)	80	(t)	1,660
Accumulated other comprehensive loss	(22)	(61)	61	(q)	—		(22)
Accumulated deficit	(791)	(814)	801	(q)	(3)	(r)	(807)
Total stockholders’ equity	637	(517)	634		77		831
Total liabilities and stockholders’ equity	$941	$578	$(29)		$338		$1,828
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

INFINERA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(in millions, except per share amounts)

	Historical		Pro Forma
	Infinera (as reported)	Coriant (as adjusted)	Acquisition Adjustments	Notes	Financing Adjustments	Notes	Combined	Notes
Revenue:
Product	$347	$239	$(10)	(u)	$—		$576
Services	64	98	5	(u)	—		167
Total revenue	411	337	(5)		—		743
Cost of revenue:
Cost of product	218	216	1	(v)	—		435
Cost of services	26	53	—		—		79
Total cost of revenue	244	269	1		—		514
Gross profit	167	68	(6)		—		229
Operating expenses:
Research and development	115	56	(2)	(v)	—		169
Sales and marketing	60	38	9	(v)	—		107
General and administrative	36	29	5	(v)	—		70
Restructuring and other related costs	2	8	—		—		10
Transition and management fees	—	4	—		—		4
Transaction costs	—	7	—				7
Total operating expenses	213	142	12		—		367
Loss from operations	(46)	(74)	(18)		—		(138)
Other income (expense), net:
Interest income	1	—	—		—		1
Interest expense	(6)	(43)	41	(w)	(14)	(y)	(22)
Other gain (loss), net	2	(3)	—		—		(1)
Total other income (expense), net	(3)	(46)	41		(14)		(22)
Income (loss) before income taxes	(49)	(120)	23		(14)		(160)
Provision for (benefit from) income taxes	(1)	7	(2)	(x)	—	(x)	4
Net income (loss)	(48)	(127)	25		(14)		(164)
Net loss per common share:
Basic	$(0.32)						$(0.95)	(z)
Diluted	$(0.32)						$(0.95)	(z)
Weighted average shares used in computing net loss per common share:
Basic	151						172	(z)
Diluted	151						172	(z)
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

INFINERA CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 30, 2017
(in millions, except per share amounts)

	Historical		Pro Forma
	Infinera (as reported)	Coriant (as adjusted)	Acquisition Adjustments	Notes	Financing Adjustments	Notes	Combined	Notes
Revenue:
Product	$611	$526	$—		$—		$1,137
Services	130	226	(5)	(u)	—		351
Total revenue	741	752	(5)		—		1,488
Cost of revenue:
Cost of product	427	447	2	(v)	—		876
Cost of services	51	113	—		—		164
Restructuring and other related costs	19	10	—		—		29
Total cost of revenue	497	570	2		—		1,069
Gross profit	244	182	(7)		—		419
Operating expenses:
Research and development	224	119	(4)	(v)	—		339
Sales and marketing	116	78	19	(v)	—		213
General and administrative	71	65	9	(v)	—		145
Restructuring and other related costs	16	11	—		—		27
Transition and management fees	—	12	—		—		12
Total operating expenses	427	285	24		—		736
Loss from operations	(183)	(103)	(31)		—		(317)
Other income (expense), net:
Interest income	3	—	—		—		3
Interest expense	(14)	(59)	59	(w)	(27)	(y)	(41)
Other gain (loss), net	(2)	(5)	—		—		(7)
Total other income (expense), net	(13)	(64)	59		(27)		(45)
Income (loss) before income taxes	(196)	(167)	28		(27)		(362)
Provision for (benefit from) income taxes	(1)	8	(3)	(x)	—	(x)	4
Net income (loss)	$(195)	$(175)	$31		$(27)		$(366)
Net loss per common share:
Basic	$(1.32)						$(2.17)	(z)
Diluted	$(1.32)						$(2.17)	(z)
Weighted average shares used in computing net loss per common share:
Basic	148						169	(z)
Diluted	148						169	(z)
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

INFINERA CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. BASIS OF PRO FORMA PRESENTATION
The historical financial information has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Transactions, (b) factually supportable, and (c) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma adjustments related to the Acquisition are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed as of the actual closing date of the Acquisition. The unaudited pro forma adjustments related to the Offering are preliminary in nature and reflect Management’s best estimates of the proceeds and related interest assumptions at the time of the preparation of these unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the planned Transactions as if they had been consummated on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 and for the year ended December 30, 2017 give effect to the Transactions as if they had been consummated on January 1, 2017, the beginning of Infinera’s most recently completed fiscal year.
The unaudited pro forma condensed combined financial information was prepared in accordance with SEC Regulation S-X Article 11. The unaudited pro forma condensed combined financial information included herein was derived from Infinera’s and Coriant’s consolidated statements of operations for the six months ended June 30, 2018, and for the fiscal years ended December 30, 2017 and December 31, 2017, respectively, and from Infinera’s and Coriant’s unaudited condensed consolidated balance sheets as of June 30, 2018, which are prepared in accordance with U.S. GAAP. Certain amounts in the historical consolidated financial statements of Coriant have been reclassified within the “as adjusted” column in the unaudited pro forma condensed combined financial information so that presentation would conform with Infinera’s financial statement presentation. These reclassifications have no effect on previous reported total assets, total liabilities, and shareholders’ equity, or net income (loss) of Infinera or Coriant.
The unaudited pro forma condensed combined financial statements includes an unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 and unaudited pro forma condensed combined balance sheet as of June 30, 2018, which include the impact of the adoption of ASC 606 and Subtopic 340-40. The impact of the adoption of ASC 340-40 was not material. In connection with the adoption of ASC 606, the following adjustments were made:

•	an increase of $5 million in prepaid expenses and other current assets related to contract assets due to transfer of control of Coriant's performance obligations to customers prior to billings;

•
an increase of $3 million and $6 million in current and non-current deferred revenue, respectively, as a result of allocating on a stand-alone selling price basis for products sold in combination with services and the impact of significant financing components of certain revenue arrangements;

•
a decrease of $10 million in product revenue and an increase of $9 million in services revenue related to the allocation of stand-alone selling price for products sold in combination with services; and

•	an increase of $2 million in interest expense related to significant financing components of certain revenue arrangements.
Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Coriant.

2. SIGNIFICANT ACCOUNTING POLICIES
The unaudited pro forma condensed combined financial information has been prepared using the significant accounting policies as set forth in Infinera's audited consolidated financial statements for the year ended December 30, 2017. Based on the procedures performed to date Infinera has determined that no significant adjustments are necessary to conform Coriant’s financial statements to the accounting policies used by Infinera in the preparation of the unaudited pro forma condensed combined financial information, with the exception of the adoption of ASC 606, “Revenue from Contracts with Customers,” and Subtopic 340-40, “Other Assets and Deferred Costs - Contracts with Customers.” Infinera is in the process of completing a more detailed review of the Coriant accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.
3. PRELIMINARY PURCHASE CONSIDERATION AND PURCHASE PRICE ALLOCATION
The preliminary purchase consideration of the Acquisition is estimated to be $284 million, consisting of $230 million in cash consideration, less deductions of $76 million, and $130 million in equity consideration. The preliminary purchase consideration is as follows:

Preliminary Purchase
Consideration
(in millions)
Cash consideration	$230
Less: deductions from purchase price	(76)
Adjusted cash consideration	154
Equity consideration(1)	130
Total preliminary purchase price	$284

(1)
Based on the closing price of Infinera common stock of $6.18 on October 1, 2018, the $130 million equity consideration represents the fair value of 21 million shares of Infinera common stock to be issued to Coriant shareholders in accordance with the purchase agreement.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Coriant are recorded at the acquisition date fair values. The purchase price allocation is preliminary and based on preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of June 30, 2018. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below.

The preliminary allocation of the purchase consideration based on Coriant’s unaudited condensed consolidated balance sheet as of June 30, 2018 is as follows:

Preliminary Purchase Consideration Allocation
(in millions)
Assets Acquired
Cash and cash equivalents	$23
Accounts receivable, net of allowance for doubtful accounts	161
Inventory	135
Prepaid expenses and other current assets	39
Property, plant and equipment, net	57
Intangible assets, net	227
Other non-current assets	29
Total Assets Acquired	$671
Liabilities Assumed
Accounts payable	$145
Deferred revenue, current	15
Other liabilities, current	105
Deferred revenue, non-current	33
Other liabilities, non-current	125
Total Liabilities Assumed	$423
Net Assets Acquired (a)	248
Total Estimated Purchase Consideration (b)	284
Estimated Goodwill (b - a)	$36
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Fair Value of Intangible Assets Acquired	Estimated Useful Lives
	(in millions)	(in years)
Customer Relationships	$155	8
Developed Technology	64	5
IPR&D Technology	5	n/a
Trade Name	3	2
Total acquired intangible assets	$227
In-process technology is recorded at fair value as an indefinite-lived intangible asset at the assumed Acquisition date until completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process technology assets are considered amortizable, finite-lived assets. The information used in determination of the identifiable intangible assets and related amortization is based upon factual information such as actual purchase price calculations used for financial reporting purposes in transactions where the acquired targets were similar to Coriant.
The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations based on the estimated useful lives above. The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the transaction may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Goodwill represents excess of purchase consideration over the fair value of the underlying net assets acquired. In accordance with ASC Topic 350, “Goodwill and Other Intangible Assets,” goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. The estimated goodwill of $36 million arising from the Acquisition consists largely of the acquired workforce, the expected company-specific synergies and the opportunity to scale the business. The goodwill recorded in the Acquisition is not expected to be deductible for income tax purposes.
As a result of an amended lease that was executed upon on the close of the Acquisition, Coriant’s capital lease asset, obligation, amortization, and other related costs are eliminated and goodwill is recognized under the acquisition method of accounting. Under the amended lease, the pro forma balance sheet was adjusted to reflect the contractual obligation amount due to the amendment triggering the capital lease derecognition.
The deferred tax liabilities represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments reflect the estimated blended statutory tax rates in the various jurisdictions where the adjustments are expected to be incurred. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.
4. UNAUDITED PRO FORMA ADJUSTMENTS
The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:
Adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2018:

(a)
To record a reduction for (i) $154 million of cash paid for the Acquisition after certain deductions specified in the purchase agreement, including $109 million repayment of Coriant historical debt and payment of closing transaction costs, and (ii) $9 million of estimated transaction costs to be incurred and paid subsequent to the balance sheet date.

(b)	To reflect the following adjustments:

•	to reclassify $2 million of accounts receivable from related parties to trade accounts receivable as these represent third-party receivables to Infinera that are expected to be fully collected; and

•	to reclassify $10 million of accounts payable to related parties to trade accounts payable as these represent third-party payables that will be settled by Infinera after the Acquisition.

(c)	To record the estimated fair value of assets and liabilities of Coriant associated with applying the acquisition method of accounting, which resulted in an increase of $12 million to inventory.

(d)	To reflect the following adjustments:

•
to reclassify $7 million of accounts receivable from related parties to trade accounts receivable of which $2 million of these represent third-party receivables to Infinera, which are expected to be fully collected and $5 million to goodwill;

•	to eliminate short-term prepaid rent of $1 million in connection with the derecognition of the capital lease described in (e) below; and

•	a $5 million increase resulting from the impact of ASC 606 adoption as set forth in Note 1.

(e)
To eliminate a capital lease asset of $104 million derecognized in accordance with a lease amendment entered into by Coriant, which will be executed upon the Acquisition. In connection with this amendment, Infinera will record a $33 million estimated liability related to the obligation due at the contractual amount specified in the lease amendment.

(f)
To record the estimated fair value of $227 million of acquired intangible assets as described in Note 3 above net of $23 million write-off of prior acquired intangible assets, resulting in an adjustment of $204 million to intangible assets.

(g)
To record the preliminary estimate of goodwill as a result of the Acquisition, which represents the amount by which the estimated consideration transferred exceeds the fair value of Coriant’s assets acquired and liabilities assumed as set forth in Note 3.

(h)
To eliminate a $7 million deferred tax asset that is not expected to be realizable following the close of the transaction and long-term prepaid rent of $6 million in connection with the capital lease that will be derecognized upon the Acquisition as described in (e) above.

(i)	To reflect the following adjustments:

•	the reduction related to the repayment of $1 million of accrued interest related to the historical debt of Coriant that was repaid concurrent with the closing of the Acquisition;

•
the reduction related to the reclassification of $10 million of accounts payable to related parties to trade accounts payable as these represent third-party payables, which will be settled by Infinera after the Acquisition;

•	the reduction related to the elimination of $3 million short-term portion of the financing lease obligation that will be derecognized; and

•	an increase related to the $3 million short-term portion of the contractual obligation related to the amended lease.

(j)	To reflect the repayment of $106 million of Coriant debt, net of debt issuance costs of $3 million.

(k)	To reflect the following adjustments:

•
the estimated fair value of asset and liabilities of Coriant associated with applying the acquisition method of accounting, which resulted in a decrease of $6 million to current deferred revenue and $12 million to non-current deferred revenue; and

•	the increases in current and non-current deferred revenue by $3 million and $6 million, respectively, due to the impact of ASC 606 as set forth in Note 1.

(l)	To record a net deferred tax liability of $29 million related primarily to the step-up in fair value of acquired intangible assets.

(m)	To record the $30 million long-term portion of the contractual obligation related to the amended lease.

(n)
To reflect the settlement of $250 million of related-party debt in connection with the Acquisition, and the forgiveness of $180 million of related-party debt that will be contractually cancelled and forgiven upon the Acquisition.

(o)
To reflect the derecognition of a $176 million capital lease financing obligation in connection with a lease amendment entered into by Coriant prior to the Acquisition, which will become executed upon the Acquisition date.

(p)	To record the following:

•	the issuance of $130 million of Infinera common stock in connection with the Acquisition; and

•	the elimination of $358 million of Coriant historical additional paid-in capital.

(q)	To record the following:

•	the elimination of Coriant historical accumulated deficit of $814 million and accumulated other comprehensive loss of $61 million;

•	the incurrence of $9 million of estimated Infinera transaction costs to be incurred and paid subsequent to the balance sheet date; and

•	the impact of $4 million resulting from ASC 606 as set forth in Note 1.

(r)
To record the proceeds from the issuance of $403 million of the Offering due 2024 (at an interest rate of 2.125%), less the deferred issuance costs of $13 million, the capped call payment of approximately $49 million and the commitment letter payment of $3 million related to a $200 million bridge facility that was not drawn upon to fund the acquisition due to the proceeds received as a result of the Offering. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

(s)
To record the portion of the proceeds of the Offering allocated to long-term debt at fair value of $270 million, less the deferred issuance costs of $9 million. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

(t)
After adjusting for (s), to record the residual portion of the proceeds of the Offering allocated to equity of $133 million, less the deferred issuance costs of $4 million. In accordance with the cash conversion accounting guidance, the liability and equity components, (i) with the liability component determined by estimating the fair value of a similar liability that does not have an associated equity component and (ii) the equity component consisting of the original issuance discount and all of the deferred issuance costs are accreted over the note’s six-year term. Such accretion is recorded to interest expense within note (y) below.

Additionally, the adjustment includes a $49 million reduction in additional paid-in capital representing the capped call transaction entered into in conjunction with the Offering. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.
Adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 and the year ended December 30, 2017, respectively:

(u)	To record the following:

•
a decrease in services revenue of $4 million and $5 million related to the estimated fair value of the acquired deferred revenue during the six months ended June 30, 2018 and the year ended December 30, 2017, respectively; and

•	a decrease of $10 million in product revenue and an increase of $9 million in services revenue during the six months ended June 30, 2018 due to the impact of ASC 606 adoption as set forth in Note 1.

(v)	To record the following adjustments:

	Six Months Ended June 30, 2018
	(in millions)
	Cost of Revenue	Research and Development	Sales and Marketing	General and Administrative
Increase in amortization of intangibles	$1	$—	$10	$1
Impact of lease related adjustments	—	(2)	(1)	4
Adjustments to cost of revenue and operating expenses	$1	$(2)	$9	$5

	Fiscal Year Ended December 30, 2017
	(in millions)
	Cost of Revenue	Research and Development	Sales and Marketing	General and Administrative
Increase in amortization of intangibles	$3	$—	$20	$2
Impact of lease related adjustments	(1)	(4)	(1)	7
Adjustments to cost of revenue and operating expenses	$2	$(4)	$19	$9

(w)	To record the following:

•
the net impact of $43 million and $59 million during the six months ended June 30, 2018 and the year ended December 30, 2017, respectively, for the reversal of Coriant’s historical interest expense related to debt to be repaid in connection with the Acquisition and interest expense in connection with a capital lease that will be derecognized upon the Acquisition, as described in note (e) above; and

•	an increase of $2 million during the six months ended June 30, 2018 as a result of ASC 606 adoption as set forth in Note 1.

(x)
To record the tax effects of the unaudited pro forma adjustments calculated at the blended statutory tax rate for foreign jurisdictions. Due to both Infinera and Coriant’s history of operating losses and full valuation allowances against any potential tax benefit, a rate of 0% was used for any adjustments expected to be incurred within the United States.

(y)	To record interest expense related to the $403 million of the convertible senior notes due 2024 at an interest rate of 2.125%, which Infinera issued in September 2018.

	Six Months Ended June 30, 2018	Fiscal Year Ended December 30, 2017
	(in millions)
Stated interest	$4	$8
Amortization of original issue discount and deferred issuance costs	10	19
Adjustment to record interest expense	$14	$27
Debt issuance costs related to the convertible senior notes are amortized to interest expense using the effective interest rate method over the term of the respective facility for purposes of the unaudited pro forma adjustments.

(z)
Basic and diluted earnings per share has been calculated by dividing the net loss for the year by the weighted average shares outstanding. The adjustment for weighted average shares outstanding gives effect to the number of shares issued that will be issued as purchase consideration in connection with the Acquisition as described in Note 3. The following table shows the calculation of earnings per share:

	Six Months Ended June 30, 2018	Fiscal Year Ended December 30, 2017
	(in millions, except per share amounts)
Pro Forma Weighted Average Shares (Basic and Diluted)
Historical Infinera Weighted Average Shares Outstanding	151	148
Issued ordinary shares as consideration	21	21
Pro Forma Weighted Average Shares (Basic and Diluted)	172	169
Pro Forma Net Loss	$(164)	$(366)
Pro Forma Net Loss Per Common Share (Basic and Diluted)	$(0.95)	$(2.17)